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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                             ---------------------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                             ---------------------------

                             Protective Life Corporation
                            ----------------------------
                            (Exact name of registrant as
                              specified in its charter)

                                      Delaware
                            ----------------------------
                            (State of incorporation or
                            organization of registrant)

                                     95-2492236
                            ----------------------------
                        (I.R.S. Employer Identification No.)



                                2801 Highway 280 South
                                 Birmingham, Alabama
             -----------------------------------------------------------
             (Address of principal executive offices of each registrant)

                                        35223
                                   -------------------
                                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                       Name of each exchange on which each
Title of each class to be registered         class is to be registered
-------------------------------------  ------------------------------------

FELINE PRIDES-SM- unit                         New York Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.  [   ]

     Securities Act registration statement file number to which this form relates: 333-30905 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby is the FELINE PRIDES-SM- unit ("FELINE PRIDES") of Protective Life Corporation, a Delaware corporation. Each FELINE PRIDES will initially consist of a unit (referred to as an "Income PRIDES") comprised of a Purchase Contract and beneficial
ownership of a    % Trust Originated Preferred Security of PLC Capital
Trust II (the "Preferred Securities") and, upon the substitution of zero-coupon U.S. Treasury Securities for the related Preferred Securities and such Preferred Securities being released to the holder of the related FELINE PRIDES upon such substitution, the FELINE PRIDES will be referred to as "Growth PRIDES".

         For a description of the FELINE PRIDES units, the Income PRIDES, the Growth PRIDES and the Preferred Securities, reference is made to the Registration Statement on Form S-3 of Protective Life Corporation, PLC Capital Trust II, PLC Capital III and PLC Capital IV (Registration No. 333-30905), filed with the Securities and Exchange Commission on July 8, 1997, as amended, and to the description of the FELINE PRIDES units, the Income PRIDES, the Growth PRIDES and the Preferred Securities, in the preliminary prospectus supplement, filed with the Securities and Exchange Commission on November 12, 1997, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which descriptions are incorporated herein by reference. Definitive copies of the prospectus describing the FELINE PRIDES units, the Income PRIDES, the Growth PRIDES and the Preferred Securities will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A. ("FELINE PRIDES", "Income PRIDES" and "Growth PRIDES" are service marks of Merrill Lynch & Co. Inc.).

Item 2.  Exhibits.

         1. Registration Statement on Form S-3 (Registration No. 333-30905) filed with the Securities and Exchange Commission on July 8, 1997 by Protective Life Corporation, PLC Capital Trust II, PLC
              Capital Trust III and PLC Capital Trust IV, as amended (the "Registration Statement"), is incorporated herein by reference.

         2. Subordinated Indenture, dated as of June 1, 1994, between Protective Life Corporation and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as Trustee (incorporated by reference to Exhibit 4(h) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).

         3. Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective Life Corporation and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as Trustee (incorporated by reference to Exhibit 4(h)(1) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).

         4. Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between Protective Life Corporation and AmSouth Bank of Alabama (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as Trustee (incorporated by reference to Exhibit 4(l) to Protective Life Corporation's Registration Statement on Form S-3 (Registration No. 33-55063)).

         5. Supplemental Indenture No.3, dated April 29, 1997, to the Subordinated Indenture between Protective Life Corporation and AmSouth Bank of Alabama (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth

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              Bank N.A.), as Trustee (incorporated by reference to Exhibit 4(g)
              to Protective Life Corporation's Registration Statement on Form S-3 (Registration No. 333-25027)).

         6. Form of Supplemental Indenture to the Subordinated Indenture, between Protective Life Corporation and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as Trustee (incorporated by reference to Exhibit 4(m) to the Registration Statement).

         7. Declaration of Trust of PLC Capital Trust II, dated as of July 1, 1997, between Protective Life Corporation, as Sponsor, and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4(dd) to the Registration Statement).

         8. Form of Amended and Restated Declaration of Trust of PLC Capital Trust II, between Protective Life Corporation, as Sponsor, and Wilmington Trust Company, as Indenture Trustee and Delaware Trustee (incorporated herein by reference to Exhibit 4(gg) to the Registration Statement).

         9. Form of Preferred Securities Guarantee, between Protective Life Corporation, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee (incorporated herein by reference to Exhibit 4(v) to the Registration Statement).

         10. Form of Certificate of Trust Originated Preferred Security (incorporated herein by reference to Exhibit 4(p) to the Registration Statement).

         11. Form of Subordinated Debt Security (incorporated herein by reference to Exhibit 4(s) to the Registration Statement).

         12. Form of Purchase Contract Agreement, between Protective Life Corporation and The Bank of New York, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4(y) to Protective Life Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 1997).

         13. Form of Pledge Agreement, among Protective Life Corporation and The Chase Manhattan Bank, as Collateral Agent and The Bank of New York, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4(z) to Protective Life Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 1997).

         14. Form of Income PRIDES Certificate (incorporated herein by reference to Exhibit 4(y)(1) to Protective Life Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 1997).

         15.  Form of Growth PRIDES Certificate (incorporated by reference to
              Exhibit 4(y)(2) to Protective Life Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 1997).

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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PROTECTIVE LIFE CORPORATION


                                       By: /s/ Jerry W. DeFoor
                                          ---------------------------
                                          Jerry W. DeFoor
                                          Vice President, Controller
                                           and Chief Accounting Officer




Dated:  November 20, 1997